Blue Bird Corporation Announces Amendment of Credit Facility
Amendment provides covenant relief through fiscal second quarter 2023

FORT VALLEY, Ga. (November 29, 2021) — Today, Blue Bird Corporation (NASDAQ: BLBD), a leading manufacturer of school and activity buses, announced that it entered into a fourth amendment to its credit facility, dated as of December 12, 2016.

The Fourth Amendment provides for covenant relief through Blue Bird’s fiscal second quarter year 2023. For the fiscal 2022 period, the net leverage ratio is replaced by a minimum trailing twelve-month EBITDA quarterly covenant, a monthly liquidity test and a three-months rolling unit sold test. For the two quarters of Blue Bird’s fiscal 2023, the total net leverage ratio covenant is increased from 3.50:1:00 to 4:00:1:00.

Other terms of the amended credit facility include a new pricing grid, which is based on the ratio of the Company’s consolidated net debt to EBITDA ratio, additional allowances for the Company to raise junior capital, and an additional $10M of revolver availability.

"We are pleased to have the continued support of our lending partners”, said Matthew Stevenson, Chief Executive Officer. "This amendment provides Blue Bird not only with the financial flexibility to continue to operate our business during the Covid-19 pandemic and associated global supply chain disruptions, but also gives us the flexibility to invest in future growth opportunities”.

Additional details on the terms of the amendment are available in the 8-K filed with the Securities and Exchange Commission on November 29, 2021.

About Blue Bird Corporation: Blue Bird (NASDAQ: BLBD) is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. Blue Bird has a rich history of binging new technology to the school bus space and is the undisputed leader in alternative-power school buses, having more than 20,000 low and zero emission buses on the road. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio. For more information on Blue Bird’s complete line of buses, visit www.blue-bird.com.

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Blue Bird • blue-bird.com

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•Inherent limitations of internal controls impacting financial statements
•Growth opportunities
•Future profitability
•Ability to expand market share
•Customer demand for certain products
•Economic conditions (including tariffs) that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers
•Labor or other constraints on the Company’s ability to maintain a competitive cost structure
•Volatility in the tax base and other funding sources that support the purchase of buses by our end customers
•Lower or higher than anticipated market acceptance for our products
•Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

For More Information:
Mark Benfield | Blue Bird Corporation
478-822-2315 | Mark.Benfield@blue-bird.com